UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2020

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10551	13-1514814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

437 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange
0.800% Senior Notes due 2027	OMC/27	New York Stock Exchange
1.400% Senior Notes due 2031	OMC/31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2020, Omnicom Group Inc. (“Omnicom Group”) and its wholly owned subsidiary Omnicom Capital Inc. (the “Borrower” and, together with Omnicom Group, the “Loan Parties”) entered into a 364-Day Credit Agreement (the “Credit Agreement”) with the lenders named therein (the “Lenders”), Citibank, N.A., BofA Securities, Inc., Mizuho Bank, Ltd. and U.S. Bank National Association, as joint lead arrangers and joint book managers, Bank of America, N.A., Mizuho Bank, Ltd. and U.S. Bank National Association, as syndication agents, and Citibank, N.A., as administrative agent for the Lenders (the “Agent”). The Credit Agreement has a maturity date of April 2, 2021. Under the Credit Agreement, the Lenders committed to provide advances in an aggregate amount of up to US$400,000,000. Interest on the borrowings under the Credit Agreement is payable at a base rate or Eurocurrency rate, in either case plus an applicable margin and fees. Borrowings under the Credit Agreement may be used for general corporate purposes of the Borrower and its subsidiaries, including, without limitation, to fund acquisitions not prohibited under the Credit Agreement.

The terms of the Credit Agreement include representations and warranties, affirmative and negative covenants (including certain financial covenants) and events of default that are customary for credit facilities of this nature. Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, nonpayment of interest within five business days after it becomes due, failure to perform or observe certain terms, covenants or agreements under the Credit Agreement, and certain defaults of other indebtedness, the Agent may terminate the obligation of the Lenders under the Credit Agreement to make advances and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of an actual or deemed entry of an order for relief with respect to either of the Loan Parties under the Federal Bankruptcy Code, the obligation of the Lenders to make advances shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.

The obligations of the Borrower under the Credit Agreement are guaranteed by Omnicom Group.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	364-Day Credit Agreement, dated as of April 3, 2020, by and among Omnicom Capital Inc., a Connecticut corporation, Omnicom Group Inc., a New York corporation, the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages thereof, Citibank, N.A., BofA Securities, Inc., Mizuho Bank, Ltd. and U.S. Bank National Association, as joint lead arrangers and joint book managers, Bank of America, N.A., Mizuho Bank, Ltd. and U.S. Bank National Association, as syndication agents, and Citibank, N.A., as administrative agent for the lenders.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

	By:	/s/ Michael J. O’Brien
Name: Michael J. O’Brien
Title: Executive Vice President,
General Counsel and Secretary

Date: April 6, 2020